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                                                                    Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-93701) and the Registration Statements on Form S-8 (No. 333-38168, No. 333-38296, No. 333-44282, and No. 333-47546), Form
S-3 (No. 333-57251, No. 333-09675 and No. 333-19685) and the Registration
Statements on Form S-8 (No. 333-87249, No. 333-69045, No. 333-69049, No.
333-64329, No. 333-43445, No. 2-92800, No. 33-53869, No. 33-53871, No.
33-53867, No. 33-42789, No. 33-52009, No. 33-60153 and No. 333-05235) of
Genrad, Inc. of our report dated February 8, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

                                                 PricewaterhouseCoopers LLP


Boston, Massachusetts
March 30, 2001